UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2020 (September 22, 2020)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665			61-1770902
Delaware	001-07541			13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

8501 Williams Road
	Estero,	Florida	33928
	239	301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	New York Stock Exchange
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On September 24, 2020, the Board appointed Kenny K. Cheung, the Executive Vice President of Finance, Chief Operational Finance and Restructuring Officer of Hertz Global Holdings, Inc. (“HGH”) and The Hertz Corporation (“Hertz”) (collectively, the “Company”) to serve as Executive Vice President and Chief Financial Officer of the Company, effective immediately. His appointment follows the resignation of R. Eric Esper from his position as Executive Vice President of Finance, Chief Financial Officer of the Company on September 22, 2020. To assist in the transition of his responsibilities, Mr. Esper will remain as Chief Accounting Officer of the Company until November 1, 2020 and will forfeit his retention bonus under the Company’s Key Employee Retention Program.

Mr. Cheung, 38, has served as the Company’s Executive Vice President of Finance, Chief Operational Finance and Restructuring Officer since August 14, 2020. Prior to that he served as Senior Vice President of Global Financial Planning & Analysis and Chief Financial Officer, North America since he joined the Company in December 2018. He previously held a variety of financial leadership roles with Nielsen Holdings, PLC (“Nielsen”), an information, data and measurement firm, most recently as Global Chief Audit Executive, and prior to that as a regional Chief Operating Officer after holding the position of regional Chief Financial Officer. Prior to Nielsen, Mr. Cheung worked for General Electric in various roles across Supply Chain, Operations, and Financial Planning & Analysis.

The selection of Mr. Cheung to serve as Executive Vice President and Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Cheung and any director or executive officer of the Company, and there are no transactions between Mr. Cheung and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Cheung’s promotion, his annual base salary was increased to $600,000 and his annual bonus target under the Company’s annual bonus plan was set at 80% of his annual base salary, in each case, effective immediately.

ITEM 7.01 REGULATION FD DISCLOSURE.

On September 28, 2020, the Company issued a press release announcing the resignation of Mr. Esper and the appointment of Mr. Cheung as Executive Vice President and Chief Financial Officer. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in Exhibit 99.1shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

ITEM 9.01 EXHIBITS.

(d) Exhibits.

Exhibit	Description

99.1	Press release, dated September 28, 2020
101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL
104.1	Cover page interactive data filed (embedded within the Inline XBRL document and included in Exhibit 101.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary
Date:  September 28, 2020